Exhibit 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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                                   Exhibit 11

                 Statement Re: Computation of Per Share Earnings
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                                               Three Months Ended                                 Six Months Ended
                                                    April 30,                                         April 30,
                                ----------------------------------------------------------------------------------------------------
                                          2000                     1999                     2000                     1999
                                ----------------------------------------------------------------------------------------------------
(in thousands, except per share amount)
                                   Basic      Diluted       Basic      Diluted       Basic      Diluted       Basic      Diluted
                                ----------------------------------------------------------------------------------------------------
Net income                       $     602   $     602    $     554   $     554    $  1,061    $  1,061     $     729   $     729

Weighted average shares

  outstanding                        5,952       5,952        5,945       5,945        5,952       5,952        6,011       6,011

Assumed issuances under

  stock options plans                   -           72           -           86           -           63           -           89
                                ----------------------------------------------------------------------------------------------------
                                     5,952       6,024        5,945       6,031        5,952       6,015        6,011       6,100


Earnings per common share        $    0.10   $    0.10    $    0.09   $    0.09    $    0.18   $    0.18    $    0.12   $    0.12
                                ====================================================================================================


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